Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California, on March 31, 2021.

Alphatec Holdings, Inc.

By:	/s/ Patrick S. Miles
Patrick S. Miles
Chief Executive Officer

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Patrick S. Miles, Jeffrey G. Black and Craig Hunsaker, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK S. MILES	Chairman and Chief Executive Officer (Principal Executive Officer)	March 31, 2021
Patrick S. Miles
/s/MORTIMER BERKOWITZ III	Lead Director	March 31, 2021
Mortimer Berkowitz III

/s/EVAN BAKST	Director	March 31, 2021
Evan Bakst

/s/QUENTIN BLACKFORD	Director	March 31, 2021
Quentin Blackford

/s/JASON HOCHBERG	Director	March 31, 2021
Jason Hochberg

/s/KAREN K. MCGINNIS	Director	March 31, 2021
Karen K. McGinnis

/s/DAVID H. MOWRY	Director	March 31, 2021
David H. Mowry

/s/DAVID R. PELIZZON	Director	March 31, 2021
David R. Pelizzon /s/JEFFREY P. RYDIN	Director	March 31, 2021
Jeffrey P. Rydin /s/JAMES L.L. TULLIS	Director	March 31, 2021
James L.L. Tullis
/s/DONALD A. WILLIAMS	Director	March 31, 2021
Donald A. Williams

/s/WARD W. WOODS	Director	March 31, 2021
Ward W. Woods